Exhibit (10.32)
November 8, 2010

Ms. Laura G. Quatela
(address intentionally omitted)

Dear Laura,

This letter is to confirm that, in connection with your election as General Counsel, Chief Intellectual Property Officer and Vice President of Eastman Kodak Company, effective January 1, 2011, you agree to waive any and all rights to receive the Gross-Up Payment as defined and described in Exhibit D of the Eastman Kodak Company Executive Protection Plan.

Please indicate your acceptance of the terms of this letter by signing below and returning the original of this letter to me.

    Sincerely,

                                                                                                /s/ Robert L. Berman
Robert L. Berman
Chief Human Resources Officer
Eastman Kodak Company

RLB:dlm

Agreed:

/s/ Laura G. Quatela
Laura G. Quatela